March 15, 2011

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

Ladies and Gentlemen,

We have read the statements about our firm included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated March 15, 2011 of Rival Technologies, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

Sincerely,

/s/ Chisholm, Bierwolf, Nilson & Morrill

Chisholm, Bierwolf, Nilson & Morrill